Exhibit 99.2

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

Forward Looking Statements

•                                          This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as, excluding other significant gains or losses that are unusual in nature. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

•                                          Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties.  These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management, and prospects for overall results over the long term.  You should not place undue reliance on our forward-looking statements.  You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, regulatory determinations with respect to the Company’s anti-money laundering program, and its continued satisfactory progress in addressing regulatory issues identified in Boston Private Bank’s informal agreement with bank regulatory agencies; risks related to the implementation of current acquisitions and the identification of future acquisitions; adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities; continued or increased interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission.  Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Earnings Growth

	Q2 ’04	Q2 ‘03	Change	Q1 ‘04	Change
GAAP	$0.29	$0.32	(9)%	$0.25	16%
Less:	—			—
REIT Adj.		0.07
Add:	—			—
Lease Accrual		(0.01)
FAS 128 Revision	—	—		(0.01)
Adjusted	$0.29	$0.26	12%	$0.26	12%
Add:
Cash Basis Adj*	0.05	0.01		0.04
Cash	$0.34	$0.27	26%	$0.30	13%

* Amortization of purchased intangibles and related tax benefit

Total Operating Revenue

[CHART]

Assets Under Management

[CHART]

Total Assets Under Advisory  - $16.9 Billion

AUM: Organic Growth - Net New Sales

[CHART]

Net Interest Income

[CHART]

Net Interest Income Increased $4.2 million; $5.5 million due to Volume, offset by Rate Decline of ($1.3) Million

Net Interest Margin Trend

[CHART]

Deposit Growth

[CHART]

Loan Growth

[CHART]

Loan Portfolio as of June 30, 2004

[CHART]

Commercial Loan Portfolio — June 30, 2004

[CHART]

Loan Portfolio Quality

Non-performing Loans/Total Loans

[CHART]

Allowance for Loan Losses/Total Loans

[CHART]

Financial Planning Fees and Other Income

[CHART]

Q2 ‘04 Expenses vs. Q2 ‘03

Total Operating Expenses $33.6 Million:  Up $11 Million, or 49%

Same Affiliate Expenses  $28.1 Million:  Up $5.7 Million or 25%

Supported by Growth in:

•	Assets Under Management	Up $7 Billion, or 86%

•	Deposits	Up $560 Million, or 36%

•	Total Loans	Up $527 Million, or 37%

•	Financial Planning Fees	Up $0.2 Million, or 13%

Operating Expense Growth Analysis

			% of Total
•	Investment Management	Up $(7.6) Million	69%

•	Private Banking	Up $(2.4) Million	22%

•	Holding Company	Up $(0.7) Million	6%

•	Financial Planners	Up $(0.3) Million	3%

Operating Expense Analysis

	Three Months Ended
	June 30, 2004	June 30, 2003	$ Change	% Change

Salaries and Benefits	$19,333	$14,985	$4,348	29.0%
Occupancy and Equipment	3,298	3,331	(33)	(1.0)%
Professional Services	1,544	1,120	424	37.9%
Marketing and Business Development	1,371	938	433	46.2%
Contract Services and Processing	505	392	113	28.8%
Amortization of Acquired Intangibles	85	48	37	77.1%
Other	1,986	1,641	345	21.0%
Operating Expenses	$28,122	$22,455	$5,667	25.2%